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                                                                Exhibit 21


                                           SUBSIDIARIES
                                           ------------

Registrant:  Angelica Corporation, State of Incorporation:  Missouri

                                                         Percentage
                                                         of Voting
                                                         Securities
                                State of                 Owned by
  Name                          Incorporation            Registrant
  ----                          -------------            ----------

Angelica Realty Co.             California                    100%
Angelica Healthcare Services
  Group, Inc.                   California                    100%
Angelica International Ltd.     Federal Corporation, Canada   100%
Angelica Healthcare Services
  Group, Inc.                   New York                      100%
Southern Service Company        California                    100%
Angelica Uniform Company
  of Nevada                     Nevada                        100%
Industrias Textiles El Curu     Costa Rica                    100%
Angelica Holdings Limited<F*>   United Kingdom                100%

Retail operations of the Registrant include a chain of 264 retail uniform specialty shops known as "Life Uniform & Shoe Shops." Generally, all shops operating in a specific state form one company incorporated under the laws of that state. Additionally, on January 31, 1994, the Company acquired Z & H Uniforms, Inc. which consists of 21 stores located in three states. These form one company incorporated in Pennsylvania and operating under the name
Z & H Uniforms, Inc. All such corporations (38) are wholly-owned subsidiaries of the Registrant.

<F*>Parent Company of Angelica International Limited, incorporated under the laws of the United Kingdom, all of whose voting securities are owned by Angelica Holdings Limited.

All of the above subsidiaries are included in the consolidated financial statements filed herewith.